Exhibit 99.1

Union Bankshares Corporation To Present At Raymond James 38th Annual Institutional Investors Conference

Richmond, Va., February 20, 2017 - Union Bankshares Corporation today announced that John C. Asbury, president and CEO and Robert M. Gorman, executive vice president and chief financial officer will present at the Raymond James 38th Annual Institutional Investors Conference at the JW Marriott Grande Lakes Hotel, 4040 Central Florida Parkway in Orlando on Monday, March 6, 2017. The presentation is scheduled for approximately 4:35 p.m. Eastern Standard Time.

The conference presentation may be viewed via live webcast and may be accessed at: http://wsw.com/webcast/rj104/ubsh.

All audio and presentations will be archived for 90 days after the event.

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 113 banking offices and approximately 185 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the company is available at http://investors.bankatunion.com.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications

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